                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT
                                (Service Shares)

     THIS AGREEMENT is made this 30th day of June, 2000, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS CAPITAL CORPORATION, a Colorado corporation (the "Adviser"), and JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Massachusetts (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios") and each Portfolio offering a class of shares designated Service Shares (referred to in this Agreement as "shares"); and

     WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Participating Plans") (the "Exemptive Order"); and

     WHEREAS, the Adviser serves as the Trust investment adviser; and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

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     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law in proper reliance on Sections 3(c)(1), 3(c)(7) or 3(c)(11) of the 1940 Act) each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE I
                              Sale of Trust Shares
                              --------------------

     1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, upon prior written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or is, in the reasonable discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner reasonably established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments and other transactions under the Contracts that are not within the Company's discretion. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and
(ii) the Trust receives notice of such orders by 11:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

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     1.4 Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid for no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments of purchase orders and redemptions shall be made in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis in accordance with mutually agreed upon guidelines for electronic transmission (which transmission will be by electronic file) as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

     1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain Participating Plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

     1.10 The Trust and the Adviser agree that Trust shares will not be sold to any Participating Insurance Company or Plan that owns more than 10% of the outstanding shares of the Trust that has not entered into an agreement that imposes on that purchaser substantially the same obligations as are imposed on the Company by the following provisions of this Agreement: 1.8, 5.1, 6.2, 6.3.

                                   ARTICLE II
                           Obligations of the Parties
                           --------------------------

     2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all reports and other documentation for which filing is required, including but not limited to shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials),

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prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report for any specific Portfolio, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing, or in a computer diskette or Internet format that cannot be changed by the Company (i.e. read-only or PDF format). The Trust will provide the Company with the prospectus (pursuant to either (a) or (b) above) as soon as reasonably possible after it receives final SEC comments and before the date of the prospectus (if reasonably possible). If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for replacing such materials with all updates provided by the Trust. The prospectus will contain only those Portfolios specified by the Company, upon reasonable notice by the Company. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Trust or the Adviser shall bear the costs of distributing such proxy materials (or similar materials such as voting solicitation instructions) to the Company's Contract owners, including expenses associated with the production and personalization of the voting instruction materials.

     2.3 The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company assumes responsibility for ensuring the delivery of such materials as well as proxy materials to Contract owners in accordance with applicable federal and state securities laws.

     2.4

     (a) The Adviser represents that it is the sole owner of the name and mark "Janus." Based on that representation the Company agrees that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

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

     (b) The Company represents that it (together with its parent, affiliates and subsidiaries) is the sole owner of the name and mark "John Hancock." Based on that representation the Trust agrees that all use of any designation comprised in whole or part of John Hancock (a "John Hancock Mark") under this Agreement shall inure to the benefit of the Company. Upon termination of this Agreement for any reason, the Trust shall cease all use of any John Hancock Mark(s) as soon as reasonably practicable.

     2.5

     (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the expenses or investment policies of Trust or its investment adviser is described prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is described in a material manner, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     (b) The Trust shall furnish, or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company is named prior to the filing of such document with the Securities and Exchange Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is described in a material manner, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     (c) The Company intends to create and provide Contract owners with "fact sheets" of participating funds on a regular basis. The Company will initially provide a template fact sheet to the Trust prior to use of such materials for the Trust's approval which shall not be unreasonably withheld. Thereafter, the Company will provide the Trust with samples of the fact sheets for approval by the Trust only if the content or format of the report changes substantially. Generally, the Trust and the Company agree to good faith mutual cooperation in the resolution of novel or controversial issues concerning sales literature that may arise pursuant to this Agreement. The Trust and the Adviser agree to provide the Company with the information necessary to complete the fact sheet no later than 7 to 10 business days after the end of a calendar quarter.

     2.6 The Company shall not give any material information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or

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other promotional material approved by the Trust or its designee, the Advisor, or the Trust's Distributor (Janus Distributors, Inc.) except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. The Company assumes all responsibility for filing with the NASD of advertising and sales literature created by the Company pursuant to this Agreement.

     2.7 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received.

     2.8 The Company shall notify the Trust of any applicable state insurance laws of which it is aware that restrict the Portfolios' investments or otherwise materially affect the operation of the Trust and shall notify the Trust of any material changes in such laws.

     2.9 The Adviser agrees to establish and carry out written procedures reasonably designed to ensure that (a) all contracts of any Participating Insurance Company that invest in the Trust are and will continue to be treated as annuity, life insurance or endowment contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder; (b) each separate account that funds any such contracts is and will be a "segregated asset account" and that interests in such accounts are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder; and (c) each Participating Plan is a "qualified pension or retirement plan" within the meaning of those terms under such regulations. The Adviser will notify the Company immediately upon having a reasonable basis for believing that any of such requirements has ceased to be met or might not be met in the future.

     2.10 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all relevant records, data and access to operating procedures that may be reasonably requested. Trust agrees that Company shall have the right to inspect, audit and copy all relevant records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance regulator(s). However, Trust and Adviser shall own and control all of their respective records pertaining to their performance of the services under this Agreement.

     2.11 The Trust shall send to the Company, monthly confirmations of activity in the Separate Account detailing activity in the Account, and shall provide daily electronic account look-up functions.

     2.12 The Trust and Adviser shall provide the Company with any information it reasonably requests from time to time, in connection with the Company's performance of this Agreement, and reporting to management and customers. This information will be provided by the Trust or Adviser within a commercially reasonable time after receiving any such request from the Company.

                                   ARTICLE III
                         Representations and Warranties
                         ------------------------------

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Massachusetts and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2 The Company represents and warrants that each Account (1) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under either 3(c)(1), 3(c)(7) or 3(c)(11) of the 1940 Act. The Company further represents and warrants that in order to comply with section 12(d)(1)(E) of the 1940 Act, with respect to any Accounts that are not registered in reliance on 3(c)(1), or 3(c)(7):

          (1) The Company represents that either the Company or the principal underwriter of any unregistered separate account holding Portfolio shares is a broker or dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act; (2) The Company will not hold any other investment security (as defined in Section 3 of the 1940 Act) in an unregistered separate account that holds shares of a Portfolio; (3) The Company will seek instructions from holders of interests in an unregistered separate account holding Portfolio shares with regard to the voting of all proxies solicited in connection with a Portfolio and will vote those proxies only in accordance with those instructions or the Company will vote Portfolio shares held in its unregistered separate accounts in the same proportion as the vote of all of the Portfolio's other shareholders; and
     (4) The Company will not substitute another security for shares of a Portfolio held in an unregistered separate account unless the Securities and Exchange Commission approves the substitution in the manner provided in
     Section 26 of the 1940 Act.

     3.3 The Company represents and warrants that the interests in the Accounts
(1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2)

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are not registered because they are properly exempt from registration under the
1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.5 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6 The Trust represents, warrants and covenants that the Trust is managed so that each Account may "look through" to the investments of each Portfolio in which it holds shares in accordance with the "look through" rules found in Treasury Regulation 1.817-5 and that each Portfolio will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation. Upon the request of the Company, the Trust shall provide the Company with a certificate of compliance with such diversification requirement for each Portfolio within 20 days of the close of each calendar quarter in substantially the form attached hereto as Schedule B.

     3.7 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder; that each Portfolio of the Trust does and will at all times continue to qualify as a regulated investment company under subchapter M of the Code, and that no other Participating Insurance Company or Participating Plan will purchase shares in any Portfolio for any purpose or under any circumstances that would preclude the Company from "looking through" to the investment of each Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5; and the Trust and the Adviser will promptly notify the Company if at any time they have a reasonable basis for believing that any of such representations and warranties have become, or are likely to become, untrue.

     3.8 The Trust represents and warrants that it has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain Participating Plans.

     3.9 The Adviser represents and warrants that the investment advisory or management fees paid to the Adviser by the Trust are and will be legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty.

     3.10 The Trust represents and warrants that any distribution fees paid to Participating Insurance Companies, out of Trust assets attributable to Service Shares shall be paid in compliance with Rule 12b-1 under the 1940 Act.

                                   ARTICLE IV
                               Potential Conflicts
                               -------------------

     4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies and Plans. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall immediately inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is reasonably determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, and any affected Participating Plans, at its expense and to the extent reasonably practicable (as determined by the Trustees) take commercially reasonable steps to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's reasonable election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as reasonably determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company in accordance with the terms of this Agreement for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees' reasonable determination and notice thereof to the Company in writing that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall reasonably determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees reasonably determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7

     (a) The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

     (b) The Trust shall at least annually submit to the Company such reports, materials or data as the Company may reasonably request so that the Company may carry out the duties imposed upon it under this Agreement, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Company.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                    ARTICLE V
                                 Indemnification
                                 ---------------

     5.1 Indemnification By the Company. The Company agrees to indemnify and
         ------------------------------
hold harmless the Trust and each of its trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 5.1) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
          Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified

          Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information reasonably believed by the Company to have been furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 Indemnification By the Trust. The Trust agrees to indemnify and hold
         ----------------------------
harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 5.2) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this
          Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information reasonably believed by the Trust or Adviser to have been furnished to the Trust or the Adviser by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

     (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     5.3 Indemnification By the Adviser. The Adviser agrees to indemnify and
         ------------------------------
hold harmless the Company and each of its directors, officers, employees, agents and Contract owners and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this
Section 5.3), or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Trust Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information reasonably believed by the Trust or Advisor to have been furnished to the Trust or the Adviser by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust, the Adviser or persons under their control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser; or

     (d) arise out of or result from any failure by the Trust or the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     Without in any way limiting the effect of this Section 5.3 and without in any way limiting or restricting any other remedies available to the Company, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, to comply with Section 3.6 hereof, and all costs of the Company associated with correcting or responding to any such failure on behalf of itself or of Contract owners.

     5.4 Neither the Company nor the Trust nor the Adviser shall be liable under the indemnification provisions of Sections 5.1, 5.2 or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.5 Neither the Company nor the Trust nor the Adviser shall be liable under the indemnification provisions of Sections 5.1, 5.2 or 5.3, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2 and 5.3.

     5.6 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases indemnifying party from any further obligation under this Article V the indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding any other provision of this Article V, the Company shall be entitled to refuse any request by the Adviser or the Trust, as the case may be, to assume the defense of any action brought against the Company by the Internal Revenue Service ("IRS") or any other tax authority; provided that, following any such refusal, the Adviser or the Trust, as the case may be, shall be released from any obligation for further costs of defense under this Article V. If allowed by the applicable rules of procedure, however, the Adviser and/or the Trust will be entitled to participate in the defense of any action brought against the Company by the IRS or any other tax authority, with any and all costs of such participation being the responsibility of the Adviser and/or the Trust.

                                   ARTICLE VI
                                   Termination
                                   -----------

     6.1 This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.

     6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the applicable costs set forth in Section 2.3; and all relevant provisions of this Agreement shall remain in effect for these purposes.

     6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.7 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                   ARTICLE VII
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Trust:

                           Janus Aspen Series
                           100 Fillmore Street
                           Denver, Colorado 80206
                           Attention:  General Counsel

                  If to the Company:

                           John Hancock Variable Life Insurance Company
                           200 Clarendon Street
                           Boston, Massachusetts 02117
                           Attention:  Michele G. Van Leer
                                       President

                           with a copy to:

                           Ronald J. Bocage
                           Vice President & Counsel
                           John Hancock Life Insurance Company
                           200 Clarendon Street
                           Boston, MA 02117
                           Facsimile No.:

                  If to Janus Capital Corporation:

                           Janus Capital Corporation
                           100 Fillmore Street
                           Denver, Colorado 80206
                           Attention:  General Counsel

                                  ARTICLE VIII
                                  Miscellaneous
                                  -------------

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities and each other reasonable access to its relevant books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                        JANUS ASPEN SERIES

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        JOHN HANCOCK VARIABLE LIFE
                                        INSURANCE COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        JANUS CAPITAL CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and               Contracts Funded
Date Established by Board of Directors     By Separate Account
--------------------------------------     -------------------

John Hancock Variable Annuity Account JF   Revolution Variable Annuity
(August 29, 1996)                          Revolution Value Variable Annuity
                                           Revolution Extra Variable Annuity
                                           Revolution Access Variable Annuity

John Hancock Variable Life Account S       Variable Estate Protector
(May 27, 1993)                             Variable Estate Protector II
                                           Medallion Executive Variable Life
                                           Medallion Executive Variable Life II
                                           Medallion Executive Variable Life III

                                   SCHEDULE B
                            CERTIFICATE OF COMPLIANCE

Name of Fund(s):
---------------

Janus Aspen Series -

To:

         John Hancock Variable Life Insurance Company
         200 Clarendon Street
         Boston, Massachusetts 02117
         Attention:  Michele G. Van Leer
                     President

         with a copy to:

         Ronald J. Bocage
         Vice President & Counsel
         John Hancock Life Insurance Company
         200 Clarendon Street
         Boston, MA 02117
         Facsimile No.:

     We have reviewed compliance of the Fund(s) named above with respect to certain investment diversification requirements for the Fund(s) for the quarter ending ____________. The review was limited to verifying whether the Fund complied with the quarterly diversification requirements described in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section 817(h) Diversification Requirements").

     The Review did not include testing compliance with any other investment limitations in the prospectus or Statement of Additional Information of the Fund(s).

     As of ________________ the Fund was in compliance with the Section 817(h) Diversification Requirements.

                                        Dated:
                                               ---------------------------------

                                           By:
                                               ---------------------------------

                                         Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------